Registration No. 33-
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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                   _______________

                                      FORM S-8
                               REGISTRATION STATEMENT
                                      Under the
                               SECURITIES ACT OF 1933
                                   _______________

                          UNITED STATES CELLULAR CORPORATION
               (Exact name of registrant as specified in its charter)

              Delaware                                     62-1147325
   (State or other jurisdiction                        (I.R.S. Employer
   of incorporation or organization)                  Identification No.)

                         8410 West Bryn Mawr, Suite 700
                                Chicago, Illinois               60631
                     (Address of Principal Executive Offices)  (Zip Code)

                          United States Cellular Corporation
            1994 Engineering and Network Operations Restricted Stock Plan
                              (Full title of the plan)

                                LeRoy T. Carlson, Jr.
                                      Chairman
                          United States Cellular Corporation
                            8410 West Bryn Mawr, Suite 700
                               Chicago, Illinois  60631
                       (Name and address of agent for service)
                                   (312) 399-8900
                            (Telephone number, including
                          area code, of agent for service)

                                   _______________

                           CALCULATION OF REGISTRATION FEE


                                        Proposed     Proposed
        Title of                        Maximum       Maximum
       Securities         Amount        Offering     Aggregate      Amount of
          to be           to be        Price Per     Offering      Registration
       Registered       Registered     Share (1)       Price           Fee

      Common Shares
     $1.00 par value  100,000 shares    $ 29.00     $ 2,900,000       $ 1,000

   (1) Estimated for the Common Shares solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Shares of the Company on the American Stock Exchange on May 31, 1995.

   (2) In addition, this Registration Statement also covers an indeterminate amount of additional securities which may be issued under the above-referenced Plan pursuant to the anti-dilution provisions of such Plan.

                               PART I

        INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


   Item 1.  Plan Information*
            -----------------

   Item 2.  Registrant Information and Employee Plan Annual
            Information*
            -----------------------------------------------

   *      Information required by Part I to be contained in the
          Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.


                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


   Item 3.  Incorporation of Documents by Reference.
            -----------------------------------------

          The following documents which have heretofore been filed by United States Cellular Corporation (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

          2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

          3.   The Company's Current Reports on Form 8-K, dated
               March 15 and April 27, 1995; and

          4. The description of the Common Shares, par value $1.00 per share ("Common Shares"), of the Company contained in the Company's Amendment No. 2 on Form 8, dated December 28, 1992, to the Company's Report on Form 8-A.

          All documents, subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

   Item 4.  Description of Securities.
            -------------------------

          See Item 3.

   Item 5.  Interests of Named Experts and Counsel.
            ---------------------------------------

          The legality of the Common Shares offered hereby is being passed upon for the Company by Sidley & Austin, One First National Plaza, Chicago, Illinois 60603. The Company is controlled by Telephone and Data Systems, Inc. ("TDS") and TDS is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of TDS, the Company and certain other subsidiaries of TDS, Michael G. Hron, the Secretary of TDS and certain other subsidiaries of TDS, William S. DeCarlo, the Assistant Secretary of TDS, Stephen P. Fitzell, the Secretary of the Company and certain other subsidiaries of TDS, and Sherry S. Treston, the Assistant Secretary of the Company and certain other subsidiaries of TDS, are partners of Sidley & Austin.

   Item 6.  Indemnification of Directors and Officers.
            ------------------------------------------

          The Company's Restated Certificate of Incorporation contains a provision providing that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for breach of the director's or officer's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends, unlawful stock redemptions or repurchases and transactions from which the director or officer derived an improper personal benefit.

          Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article XI of the Company's Restated Certificate of Incorporation, as amended, contains provisions for the indemnification of directors, officers and employees of the Company within the limitations permitted by Section 145.

          The Company has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Company, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

   Item 7.  Exemption from Registration Claimed.
            ------------------------------------

          Not Applicable.

   Item 8.  Exhibits.
            ----------

          The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index. The Plan is not intended to be qualified under Section 401(a) of the Internal
   Revenue Code.

   Item 9.  Undertakings.
            -------------

          The Company hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs 1.(a) and 1.(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the Common Shares being registered hereby which remain unsold at the termination of the offering.

          4. That, for the purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

          5. That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 1st day of June, 1995.

                              UNITED STATES CELLULAR CORPORATION

                              By: /s/ H. Donald Nelson
                                  -------------------------------
                                   H. Donald Nelson
                                   President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 1st day of June, 1995.


   /s/ LeRoy T. Carlson, Jr.            Chairman and Director
   ---------------------------
   LeRoy T. Carlson, Jr.


   /s/ H. Donald Nelson                 President (Chief
   ---------------------------          Executive Officer)
   H. Donald Nelson                     and Director



   /s/ LeRoy T. Carlson                 Director
   ---------------------------
   LeRoy T. Carlson


   /s/ Murray L. Swanson                Director
   ---------------------------
   Murray L. Swanson


   /s/ Paul-Henri Denuit                Director
   ---------------------------
   Paul-Henri Denuit


   /s/ Allan Z. Loren                   Director
   ---------------------------
   Allan Z. Loren


   /s/ Walter C.D. Carlson              Director
   ---------------------------
   Walter C.D. Carlson


   /s/ Kenneth R. Meyers                Vice President - Finance
   ---------------------------          and Treasurer (Chief
   Kenneth R. Meyers                    Financial Officer)


   /s/ Phillip A. Lorenzini             Controller (Principal
   ---------------------------          Accounting Officer)
   Phillip A. Lorenzini

                           EXHIBIT INDEX

          The following documents are filed herewith or incorporated herein by reference.

   Exhibit
     No.                 Description
   --------              ------------

   4.1 Restated Certificate of Incorporation, as amended, of the Company (Incorporated herein by reference to Exhibit 2(a) to Amendment No. 2 on Form 8 dated December 28, 1992 to the Company's Report on Form 8-A).

   4.2         Restated Bylaws, as amended, of the Company
               (Incorporated herein by reference to Exhibit 2(b) to Amendment No. 2 on Form 8 dated December 28,
               1992 to the Company's Report on Form 8-A).

   5           Opinion of Sidley & Austin.

   23.1        Consent of Independent Public Accountants.

   23.2        Consents of Independent Accountants.

   23.3        Consent of Sidley & Austin (contained in Exhibit 5
                hereto).
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